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                                  EXHIBIT 10.9

                SUB-LEASE AGREEMENT DATED JUNE 29, 1995, BETWEEN
              THE COMPANY AND HEALTHMASTER HOME HEALTH CARE, INC.

                              CROWELL & CO., INC.


STATE OF GEORGIA      )
                      )  R E N T  L E A S E
COUNTY OF RICHMOND    )


   This agreement, made this 29th day of June, 1995, between Crowell & Co., Inc., hereinafter called the Lessor and Healthmaster Home Health Care, Inc., (Washington Division) hereinafter called the Lessee.

                                  WITNESSETH:
   The Lessor has this day rented and leased to the Lessee, and the Lessee has rented and leased from the Lessor the following described premises:

   Approximately 3300 square feet of office space located at:
                       454 West Martintown Road
                       North Augusta, SC 29841
to be occupied only as a home health care agency.


   The term of this lease begins on the 1st day of August, 1995, at 12:01 A.M., and ends on the 31st day of July, 1996, at 12:00 P.M. midnight.

   1. TERMS: The Lessee agrees to pay the Lessor a monthly rental of Two Thousand, Three Hundred and 00/100 ($2,300.00) Dollars, payable in advance, on the first day of each month, beginning on the first day of the term of this Lease. Rent for any portion of a month shall be pro-rated. Lessee shall pay to Lessor a late charge equal to five percent (5%) of any monthly installment of rent sent by Lessee after the 10th day of each month during the term.

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   2. PAYMENT OF RENT: Lessee covenants to pay said rent to
Lessor at 432 S. Belair Road, Martinez, GA 30907, or at such other place as Lessor may from time to time designate in writing.


   3. UTILITIES: Lessee shall be responsible for the payment of all utilities. Lessor shall be responsible for insuring that all utilities used by Lessee are separately metered. There will be no pro-ration of utility charges based upon square footage, number of tenants, etc.


   4. LAWN CARE: Lessee shall be responsible for upkeep and maintenance of the lawn.


   5. USE: The Lessee agrees to use the premises herein for the purpose herein stated, and for no other.

   6. REPAIRS: The Lessor agrees to keep in good repair the roof, the exterior walls, and any party walls of the building on the premises, the underground utility and sewer pipes outside of the exterior walls of the said premises, the heating and air conditioning units, and the electrical systems; provided, however, that Lessor shall not be responsible for any all repairs rendered necessary by the negligence of Lessee, its agents, employees, or invitees. Lessee shall be responsible for all minor repairs due to Lessee's use and occupancy of the premises, not to exceed $250.00 per lease year. Overages shall be the responsibility of the Lessor.

   7. CONDITION OF THE PREMISES: The Lessee agrees that the leased premises are in a condition satisfactory for the purpose herein contemplated, and that the same are accepted without warranty or representation as to condition on the part of the Lessor.

   8. QUIET ENJOYMENT: Subject to the other terms and provisions of this Agreement, Lessee shall be entitled to quiet and peaceable possession of the premises during the term without warranty or representation as to condition on the part of the Lessor.

   9. DAMAGES: Lessee agrees to surrender said premises at the expiration of this Lease in as good order and repair as the same are on the first day of the term of said lease, natural wear and tear excepted.

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   10.  DEFAULT:  The Lessee hereby waives and renounces for itself any and all homestead and exemption rights which it may have under the laws of this or any other state as against any liability that may accrue under this contract. If any legal action is brought by either party to enforce the terms hereof, the prevailing party shall be entitled to all costs incurred in connection with such action, including fifteen percent attorney's fees.

   Upon proven breach of this contract by Lessee, the Lessor, or his Agent, may card for rent and sublet the premises at the best price obtainable by reasonable effort, under private negotiations, and charge the balance, if any, between said price of subletting and the contract price to Lessee and hold it therefor. Such subletting on the part of the Lessor will not in any sense by a breach of the contract on the part of the Lessor, but Lessor will be acting merely as an agent for the Lessee to minimize the damage. These rights of the lessor are cumulative and are not restrictive of any other rights under the laws, and the failure on the part of Lessor to avail himself of these privileges at any particular time shall not constitute a waiver of these rights.

   11.  SALE OF PREMISES:   The Lessor shall be privileged during the last
thirty (30) days of this contract to post said premises for rent or sale and to attach sign or signs for that purpose upon any portion of the building. The Lessee also agrees to exhibit said premises at any time during there term of this lease on week days and during reasonable hours to prospective purchasers when requested to do so, by being at least twenty-four (24) hours notice in advance of that time that is desired to show said premises.

   12.  FIRE CLAUSE:   Should the premises leased be partially damaged by fire
or by reason thereof, at any time during the term hereof, the Lessee shall give immediate notice thereof to the Lessor, who shall thereupon cause the same to by promptly repaired. A reduction of rent, proportionate to interface to occupancy shall be allowed the Lessee during the time necessary to restore said premises or make the necessary repairs, as the case may be.

   In case the premises hereby demised or the building in which the same are located, or in case any one or more or all of the stores, offices, buildings or premises constituting the entire improvements shall be so damaged by fire or otherwise that the Lessor shall decide not to restore the same as at the time of the beginning of this Lease, then, and in any such event, the term of this Lease shall cease and rent shall be paid up to the time of such damage or of such termination and no longer.

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   13.  INDEMNITY:     The Lessee agrees to indemnify and save harmless the
Lessor against all claims for damages to persons or property by reason of the Lessee's use or occupancy of the leased premises and due to any action or inaction of the Lessee which is a causal factor of such damage to persons or property.

   14. NOTICES: Any notices contemplated by this lease shall be deemed effectively given when mailed by U.S. registered or certified mail with the required postage pre-paid, addressed as follows:

   If to the Lessor:
         CROWELL & CO., INC.
         432 S. BELAIR ROAD
         MARTINEZ, GA 30907
   If to the Lessee:
         HEALTHMASTER HOME HEALTH CARE, INC.
         P.O. BOX 60038
         AUGUSTA, GA 30909-2136
         ATTN:  NOEL O. INGRAM, ESQ.

Or to such other address or addresses as the parties hereto may hereafter specify by written notice to the other party.

   15.  TAXES:    Lessor shall pay, bear and discharge all city, state, and
county ad valorem taxes upon personal property owned by Lessee situate in, upon or attached to the premises. Lessor agrees to furnish Lessee, upon execution of this agreement, a Tax Identification Number so that rent remitted by Lessee may properly by reported pursuant to Federal Law.

   16. SUBLEASE: Lessee may sublease portions of the leased premises to others provided such sublessee's operation is a part of the general operation of Lessee and under the supervision and control of Lessee, and provided such operation is within the purposes for which said premises shall be use. Except as provided in the preceding sentence, Lessee shall not, without the prior written consent of the Lessor endorsed hereon, which shall not be unreasonably withheld, transfer or assign this lease or any interest hereunder, or sublet premises or any part thereof or permit the use of premises by any party other than Lessee. Consent to any assignment or sublease shall not destroy this provision, and all later assignments or subleases shall be made likewise only on the prior consent of the Lessor. Assignee of Lessee, at option of Lessor, shall not relieve Lessee of any liability hereunder.

   17.  SIGNS:    Lessor hereby gives Lessee permission to display an exterior sign similar in appearance to signs already displayed by other tenants of the building, if applicable, or any sign which is well maintained and reasonably aesthetically pleasing.

   18.  GOVERNING LAW:      This agreement shall be construed in accordance with
and governed by the laws of the State of Georgia.

   IN WITNESS WHEREOF, the said Lessor and Lessee have hereunto set their hands and seals the day and year first above written.


CROWELL & CO., INC.   HEALTHMASTER HOME HEALTH CARE, INC.
Lessor                Lessee


Otis L. Crowell       Mittie Pedraza
- ---------------       --------------
AS:  President        AS:  Executive Vice President
Tax ID 58-1021933

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